UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

GREAT AJAX CORP.

(Exact name of Registrant as specified in Its Charter)

Maryland	47-1271842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9400 SW Beaverton-Hillsdale Hwy, Suite 131 Beaverton, OR 97005	97005

(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-201369

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Great Ajax Corp. (the “Company”).  The description of the shares of common stock contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-11 (File No. 333-201369), filed with the Securities and Exchange Commission on January 5, 2015 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT AJAX CORP.

(Registrant)

Date: February 10, 2015	By:	/s/ Lawrence Mendelsohn
	Name:	Lawrence Mendelsohn
	Title:	Chairman and Chief Executive Officer